Exhibit 10.1

SHARE CANCELLATION AGREEMENT AND RELEASE

THIS AGREEMENT is hereby made effective this 10th day of October 2011, by and between RED ROCK PICTURES HOLDING, INC., a Nevada corporation, having its address at 6019 Olivas Park Drive, Suite C, Ventura, CA 93003 (the "Company" or “Red Rock”), OFFICE SUPPLY LINE, INC., a Nevada corporation (“OSL”),  and CRISNIC FUND, S.A. (“Crisnic”).

RECITALS

WHEREAS, pursuant to that certain Share Exchange Agreement dated the date hereof the Company intends to acquire up to 100% of the issued and outstanding shares of OSL from the OSL shareholders in exchange for the issuance of certain shares of the Company (the “Exchange”);

WHEREAS, Crisnic is the holder and owner of 14,130,000 shares of the Company’s common stock (the “Shares”);

WHEREAS, the parties agree to the cancellation of the Shares represented by the executed Agreement in consideration of (i) a payment of  $10,000 by OSL to Crisnic, and (ii) the issuance of a Promissory Note (the “Promissory Note”) in favour of Crisnic in the principal amount of $240,000, substantially in the form attached hereto as Exhibit A, and related Escrow Agreement that secures payment of the principal amount due under the Promissory Note, substantially in the form attached hereto as Exhibit B; and

WHEREAS, each of the Company, OSL, and Crisnic deem it to be in their respective best interests to immediately cancel the Shares and enter into the Promissory Note and Escrow Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein (the sufficiency whereof is hereby acknowledged by the parties hereto), the parties hereby agree to and with each other as follows:

AGREEMENT

1. CONSIDERATION. On the closing of the Exchange, in consideration for cancellation of the  Shares of the Company, the OSL shall pay Crisnic $10,000, issue Crisnic a Promissory Note in the principal amount of $240,000, and secure payment of the principal amount due under the Promissory Note pursuant to an Escrow Agreement;.

2. CANCELLATION OF THE SHARES. The Shares shall be cancelled effective on the date of this Agreement.

3. RELEASE.  Crisnic, other than with respect to the Promissory Note and Escrow Agreement, together with its heirs, executors, administrators, and assigns hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company and its subsidiaries (for the avoidance of doubt, Crisnic is not releasing pursuant to this Section 3, Revolution Oils, LLC (aka, Red Rock Direct LLC)) and affiliates and each of their current or former officers, directors, stockholders, attorneys, agents, or employees (collectively, the "Company Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys' fees and costs), of every kind and nature, known or unknown, which he ever had or now has against the Company or Company Released Parties including, but not limited to, all claims arising out of (i) the original grant and this cancellation of the Shares, and (ii)  Tony Gentile’s employment with or separation from the Company, all wrongful discharge claims, all common law claims including, but not limited to, actions in tort, defamation, breach of contract and any claims under any other federal, state or local statutes or ordinances not expressly referenced above.

4. Representations and Warranties of Crisnic.  As an inducement to OSL entering into the Exchange, and to obtain the reliance of OSL and the OSL shareholders, Crisnic represents and warrants, as follows:

(a)  Litigation and Proceedings.  Crisnic has not commenced, or intends to commence, any actions, suits, proceedings against the Company or any of its former or current officers and directors or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

(b)  Related Party Transactions with the Company.  Except as disclosed on Schedule 4(b) hereto, no related party to Crisnic is owed any money by Red Rock or is otherwise a creditor of Red Rock.

(c)  Shares Owned.  Crisnic hereby represents and warrants that, other than the Shares, they do not own or have the claim on any other shares of common stock or preferred stock of Red Rock; and upon execution of this Agreement that it will no longer hold any equity interest in Red Rock.

5.  MUTUAL REPRESENTATIONS. As may be required, the parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as in the opinion of the Company or its counsel are necessary or advisable to give full effect to the provisions and intent of this Agreement.

6.  GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

7.  COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

8.  ELECTRONIC DELIVERY. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement.

(signature page follows)

IN WITNESS WHEREOF the parties hereto have placed their signatures hereon on the day and year first above written.

COMPANY

RED ROCK PICTURES HOLDING, INC.

By: ________________________
Name:  Anthony Gentile,
Title:    President, Chief Financial Officer and Secretary

CRISNIC FUND, S.A.

By: ________________________
    Name:
    Title:

OFFICE SUPPLY LINE, INC.

By: ________________________
Name:
Title:

EXHIBIT A

FORM OF PROMISSORY NOTE

EXHIBIT B

FORM OF ESCROW AGREEMENT

Schedule 4(b)
Related Party Transactions with the Company

None